Exhibit 3.1

                               ARTICLES OF MERGER
                         (Pursuant to ss. 351.447 RSMo.)

                         Cass Information Systems, Inc.       FILED
                                   merged into                JAN 9 2001
                           Cass Commercial Corporation        Matt Blunt
                                                              SECRETARY OF STATE
HONORABLE REBECCA MCDOWELL COOK
SECRETARY OF STATE
STATE OF MISSOURI
CORPORATIONS DIVISION
P.O. BOX 778
JEFFERSON CITY, MISSOURI 65102

      Pursuant to the provisions of the General and Business Corporation Law of Missouri, the undersigned corporations certify the following:

      1. Cass Commercial Corporation, a Missouri corporation ("Parent"), and Cass Information Systems, Inc., a Missouri corporation ("Subsidiary") which is a wholly-owned subsidiary of Parent, are hereby merged (the "Merger"), and Cass Commercial Corporation, the Parent, is the surviving corporation.

      2. The Board of Directors of Parent, Cass Commercial Corporation, met on December 19, 2000 and by resolutions adopted by a majority vote of the members of such board approved the following Plan of Merger (the "Plan of Merger"):

                                 PLAN OF MERGER

      That Cass Commercial Corporation, a Missouri corporation, and its wholly-owned subsidiary, Cass Information Systems, Inc., a Missouri corporation, shall merge pursuant to Section 351.447 of the Revised Statues of Missouri whereby Cass Information Systems, Inc. shall merge into Cass Commercial Corporation which will be the surviving corporation and which will assume all the obligations of Cass Information Systems, Inc. All of the property rights, privileges, leases and patents of Cass Information Systems, Inc. are to be transferred to and become the property of Cass Commercial Corporation, the survivor. The officers and board of directors of the above named corporations are authorized to execute all deeds, assignments and documents of every nature which may be needed to effectuate a full and complete transfer of ownership. The officers and board of directors of Cass Commercial Corporation shall continue in office until their successors are duly elected and qualified under the provisions of the bylaws of Cass Commercial Corporation, the surviving corporation.

      In accordance with Section 351.447 of the Revised Statutes of Missouri, in connection with and contemporaneous to the above-described merger, Cass Commercial Corporation, the surviving corporation, shall change its corporate name to Cass Information Systems, Inc., such change of name constituting an amendment to the Articles of Incorporation of Cass Commercial Corporation, the survivor, as follows:

            Article One of the Articles of Incorporation of Cass Commercial Corporation is amended in its entirety to read as follows:

            The name of the corporation shall be Cass Information Systems, Inc.

      3. The resolutions of the Board of Directors of Parent approving the Plan of Merger are as follows:

      RESOLVED, that the Plan of Merger attached hereto and incorporated herein is hereby approved and adopted in accordance with and pursuant to Section
      351.447 RSMo.

      FURTHER RESOLVED, that the officers of the Corporation are hereby authorized and directed to execute all documents, make all filings, provide all notices, obtain all consents and approvals and otherwise do all things necessary or required to effect the transactions contemplated hereby, including, without limitation, executing and filing Articles of Merger with the Missouri Secretary of State; and

      FURTHER RESOLVED, that all acts done by the directors and officers of the Corporation in furtherance of the merger approved and the resolutions adopted hereby, including, without limitation, the execution and filing with the Missouri Secretary of State by the officers of the Corporation of all required documents, including, without limitation, Articles of Merger, are hereby approved, confirmed and ratified.

      4. The Articles of Incorporation of Parent, the survivor, are amended as follows (the "Name Change"):

      "Article One of the Articles of Incorporation of Cass Commercial Corporation is amended in its entirety to read as follows: The name of the corporation shall be Cass Information Systems, Inc."

      5. The Plan of Merger has been adopted pursuant to Section 351.447 RSMo.

      6. At the time of the adoption of the resolutions above referred to, and at the present time, one hundred percent (100%), of the outstanding shares of Subsidiary were and are wholly owned by Parent. The parent corporation, Parent, is in compliance with the ninety percent (90%) ownership requirement of Section 351.447, RSMo., and will maintain at least ninety percent (90%) ownership of Subsidiary until the issuance of the Certificate of Merger by the Secretary of State of Missouri.

      7. The effective date of the Merger and the Name Change shall be the time when a Certificate of Merger has been executed and issued by the Secretary of State of Missouri.


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

      IN WITNESS WHEREOF, these Articles of Merger have been executed in duplicate by the aforementioned corporation as of the day and year hereafter acknowledged.

CORPORATE SEAL

                                     Cass Commercial Corporation


                                     By: /s/ Lawrence A. Collett
                                         ---------------------------------------
                                     Name: Lawrence A. Collett
                                     Title: Chairman and Chief Executive Officer

                                     Date: December 31, 2000


Attest: /s/ Eric H. Brunngraber
        ----------------------------
        Name: Eric H. Brunngraber
        Title: Secretary

STATE OF MISSOURI   )
                    ) SS:
COUNTY OF ST. LOUIS )

      I, Joyce Blake, a notary public, do hereby certify that on this 21st day of December, 2000, personally appeared before me Lawrence A. Collett, who, being by me first duly swarn, declared that he is the Chairman and Chief Executive Officer of Cass Commercial Corporation, that he signed the foregoing document as Chairman and Chief Executive Officer of the Corporation, and that the statements therein contained are true.


                                                 /s/ Joyce Blake
                                                 -------------------------------
                                                 Notary Public

        (NOTARIAL SEAL)

My Commission Expires: 12-6-02

-----------------------------------
            JOYCE BLAKE
     Notary Public-Notary Seal
         STATE OF MISSOURI
         St. Louis County
My Commission Expires: Dec. 6, 2002
-----------------------------------


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